                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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       pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                              [GRAPHIC OMITTED]

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                             ---------------------
                          NOTICE OF ANNUAL MEETING OF
                HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST
                               DECEMBER 16, 1997
                            ---------------------
     The Annual Meeting of Holders of Certificates of Beneficial Interest ("Shareholders") of Pennsylvania Real Estate Investment Trust (the "Trust") will be held on Tuesday, December 16, 1997 at 11:00 a.m. at the Philadelphia Marriott West, 111 Crawford Road, West Conshohocken, Pennsylvania for the following purposes:


       (1) To elect three Trustees;


       (2) To consider and vote upon proposed amendments to the 1990 Stock Option Plan for Non-Employee Trustees; and


       (3) To transact such other business as may properly be brought before the meeting or any adjournment thereof.


     The Trustees have fixed the close of business on November 12, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


     All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly in order that your shares may be voted. If you attend the meeting, you may revoke your proxy and vote in person.



                                        By Order of the Board of Trustees


                                        JEFFREY A. LINN
                                        Secretary



Fort Washington, Pa.
November 14, 1997

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                            455 Pennsylvania Avenue
                                   Suite 135
                      Fort Washington, Pennsylvania 19034

                            ---------------------
                      PROXY STATEMENT FOR ANNUAL MEETING
               OF HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST
                        TO BE HELD ON DECEMBER 16, 1997

     This proxy statement and the enclosed proxy are being sent to Holders of Certificates of Beneficial Interest of the Pennsylvania Real Estate Investment Trust (the "Trust") on or about November 18, 1997 in connection with the solicitation of proxies for use at the Annual Meeting of Holders of Certificates of Beneficial Interest ("Shareholders") of the Trust to be held on December 16, 1997 at 11:00 a.m. at the Philadelphia Marriott West, 111 Crawford Road, Conshohocken, Pennsylvania.

     The enclosed proxy is solicited on behalf of the Board of Trustees of the Trust. The proxy is revocable at any time prior to its use by delivering a subsequently executed proxy or written notice of revocation to the Secretary of the Trust. The Annual Report of the Trust, including financial statements, for the year ended August 31, 1997, on which no action will be requested at the Annual Meeting, is included herewith. It is not to be regarded as proxy solicitation material.

     As of November 12, 1997, there were 8,685,098 Certificates of Beneficial Interest in the Trust ("Shares") outstanding, each of which is entitled to one vote on all matters to be presented at the meeting.

     The Trust will bear the cost of preparing and mailing this Notice and Proxy Statement and the enclosed proxy. Trustees, officers and regular employees of the Trust may solicit proxies by personal interview, mail, telephone or telegraph. Such persons will receive no compensation for any such solicitation activities other than their regular salary but will be reimbursed for actual expenses in connection therewith. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Trust will reimburse such persons for their expenses in so doing.


                                PROPOSAL NO. 1:

                             ELECTION OF TRUSTEES


     The Trustees intend to cause William R. Dimeling, George F. Rubin and Rosemarie B. Greco, the three Trustees whose terms expire at the 1997 Annual Meeting, to be nominated for re-election at the 1997 Annual Meeting as Class C Trustees to serve until the Annual Meeting to be held in the spring of 2001 and until their respective successors have been duly elected and have qualified. If any of the foregoing nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes unless the Board of Trustees reduces the number of Trustees to be elected. Jack Farber and Robert G. Rogers, each of whom had been Class C Trustees, resigned in August and September of 1997, respectively. The Board of Trustees elected George F. Rubin and Rosemarie B. Greco to serve as Class C Trustees to fill the vacancies created by the resignations of Messrs. Farber and Rogers. Mr. George F. Rubin and Ms. Greco were appointed in connection with the Trust's acquisition of The Rubin Organization, Inc. and certain related transactions, on September 30, 1997.

     The Trust Agreement of the Trust provides that nominations for election to the office of Trustee at any Annual or Special Meeting of Shareholders shall be made by the Trustees, or by petition in writing delivered to the Secretary of the Trust not fewer than thirty-five (35) days prior to such Shareholders' meeting signed by the holders of at least two percent (2%) of the Shares outstanding on the date of such petition. Unless nominations shall have been made as aforesaid, they shall not be considered at such meeting unless the number of persons nominated as aforesaid shall be fewer than the number of persons to be elected to the office of Trustee at such meeting in which event nominations for the Trustee positions which would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of Trustees.

     Assuming a quorum is present, the three nominees receiving the highest number of votes cast at the Annual Meeting will be elected Trustees. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of Trustees.

     The Board of Trustees of the Trust currently consists of nine members who serve staggered three year terms. In October, 1997, the Trust announced that it would change its fiscal year end to December 31, commencing with the year ending December 31, 1998. There will be no Annual Meeting of Shareholders of the Trust in calendar year 1998. The next Annual Meeting of Shareholders of the Trust will be held in the Spring of 1999. As a result, Class A Trustees, originally elected to serve until the Trust's Annual Meeting in December of 1998 will serve until the next Annual Meeting of Shareholders of the Trust to be held in the Spring of 1999, Class B Trustees originally elected to serve until the Trust's Annual Meeting in December of 1999, will serve until the Annual Meeting of the Shareholders of the Trust to be held in the Spring of 2000, and Class C Trustees to be elected at the Annual Meeting of Shareholders on December 16, 1997, will serve until the Annual Meeting of Shareholders of the Trust to be held in the Spring of 2001. The terms of the Trustees in all three classes will continue until their successors shall have been elected and qualified.

     The following table sets forth certain information concerning the three
(3) nominees for the office of Class C Trustee, the six (6) Trustees to continue in office after the 1997 Annual Meeting and the executive officers of the Trust, including their ages, principal occupations and the number of Shares of the Trust beneficially owned by them as of October 1, 1997.

                                                                                             Shares Beneficially Owned
                                                                                               on October 1, 1997 (1)
                                     Principal Occupation                     Trustee   -----------------------------------
  Name               Age               and Affiliations                        Since                  Number        Percent
-------             -----  ------------------------------------------------  ---------  -------------------------  --------
Nominees for the
Office of Trustee
Class C Trustees; Terms Expire
in 1997

William R. Dimeling   56  Partner in Dimeling, Schreiber and Park, a           1982                   7,187 (2)          *
                          private investment partnership. Director of
                          Aero Services International, Inc., a fixed base
                          operator for private aviation. Director,
                          Addison Capital Shares.

George F. Rubin (3)   54  President, PREIT-RUBIN, Inc. (formerly               1997                   1,400 (4)          *
                          named "The Rubin Organization, Inc.,"
                          acquired by the Trust in September 1997)
                          since 1992.

Rosemarie B. Greco (3)51  Businesswoman. Formerly President,                   1997                     -0-              *
                          CoreStates Financial Corp. and President and
                          Chief Executive Officer, CoreStates Bank,
                          N.A. Director, General Accident Insurance
                          Company of America.
Trustees whose
 Terms Continue
Class A Trustees; Terms Expire
in 1999

Sylvan M. Cohen       83  Chairman of the Board of Trustees of the             1960                 650,291            7.5%(5)
                          Trust. Chief Executive Officer of the Trust
                          until September 30, 1997. Of counsel to the
                          Philadelphia law firm of Drinker Biddle &
                          Reath LLP and formerly partner in the
                          Philadelphia law firm of Cohen, Shapiro,
                          Polisher, Shiekman and Cohen. Director of
                          FPA Corporation. Trustee of EQK Realty
                          Investments I and Trustee of Arbor Property
                          Trust.

Lee H. Javitch        86  Private Investor. Former Chairman and Chief          1985                   5,500 (2)          *
                          Executive Officer of Giant Food Stores, Inc.,
                          an owner and operator of supermarkets.
                          Director of Dauphin Deposit Corp. Director of
                          First Maryland BanCorp.

Jonathan B. Weller    50  President and Chief Operating Officer of the         1994                 105,910              *(6)
                          Trust. From 1988 to 1993, Executive Vice
                          President and Director of Eastdil Realty, Inc.,
                          a real estate investment banking firm.

Class B Trustees; Terms Expire
in 2000
Ronald Rubin (3)      67  Since September 30, 1997, Chief Executive            1997                     -0-(7)           *
                          Officer of the Trust. From 1992 to September
                          1997, Chairman and Chief Executive Officer
                          of The Rubin Organization, Inc. (now named
                          PREIT-RUBIN, Inc.). Director, PECO Energy
                          Corp.

Leonard I. Korman     61  Chairman and Chief Executive Officer,                1996                 482,663            5.6%(8)
                          Korman Commercial Properties, Inc., a
                          commercial real estate management and
                          development firm since January, 1996.
                          General partner, The Korman Co., a real
                          estate management and development firm,
                          since 1984. Director, CoreStates Bank, N.A.

                                                                                             Shares Beneficially Owned
                                                                                               on October 1, 1997 (1)
                                     Principal Occupation                     Trustee   -----------------------------------
  Name               Age               and Affiliations                        Since            Number        Percent
-------             -----  ------------------------------------------------  ---------  -------------------------  --------
Jeffrey P. Orleans      51    Chairman of the Board, Chief Executive           1986             51,413 (9)        *
                              Officer and Director of FPA Corporation, a
                              residential real estate developer. Chief
                              Executive Officer of Orleans Construction
                              Corp., a residential real estate developer,
                              prior to FPA Corporation's acquisition of
                              such company in 1993.
Non-Trustee
 Executive Officers

Edward A. Glickman      40    Since September 30, 1997, Executive Vice          --                 -0-(10)        *
                              President and Chief Financial Officer of the
                              Trust. From 1993 to 1997, Executive Vice
                              President and Chief Financial Officer of The
                              Rubin Organization, Inc. (now named PREIT-
                              RUBIN, Inc.).

Jeffrey A. Linn         48    Senior Vice President-Acquisitions and            --              29,771 (11)       *
                              Secretary of the Trust

Dante J. Massimini      64    Senior Vice President-Finance and Treasurer       --              20,931 (12)       *
                              of the Trust

All Trustees and executive    --                                                --           1,354,814 (13)     15.6%
 officers as a group (12
 persons)


------------
* Less than one percent

(1) Unless otherwise indicated in the following footnotes, each Trustee and Non-Trustee executive officer has sole voting and investment power with respect to all such Shares.

(2)  Includes 5,500 Shares subject to options that are currently exercisable.

(3) Pursuant to the TRO Contribution Agreement, dated as of July 30, 1997 (the "TRO Contribution Agreement"), the Trust acquired all of the outstanding non-voting shares of capital stock of The Rubin Organization, Inc. In accordance with Section 5.19 of the TRO Contribution Agreement, the Board of Trustees of the Trust elected Ronald Rubin, George F. Rubin and Rosemarie B. Greco as Trustees of the Trust to fill the vacancies created by the resignations of Robert Freedman, Jack Farber and Robert G. Rogers. Ronald Rubin and George F. Rubin are brothers.

(4) Includes 900 Shares held by a trust, the beneficiary of which is Mr. Rubin's daughter. Mr. Rubin is not a trustee of that trust. Also includes 500 shares held by Mr. Rubin's spouse. Mr. Rubin disclaims beneficial ownership of all Shares referred to in this footnote. Excludes 86,055 Class A units of limited partnership interests in PREIT Associates, L.P., first redeemable on September 30, 1998 for cash or, at the option of the Trust, for a like number of Shares.

(5) Includes 186,558 Shares owned by Mr. Cohen's spouse, 37,056 Shares owned by a trust of which Mr. Cohen's wife is a co-trustee, 252 Shares owned by a corporation 50% of whose outstanding shares are owned by Mr. Cohen and the remaining 50% of whose outstanding shares are owned by Jeffrey P. Orleans, a Trustee of the Trust, 71,815 Shares owned by a charitable remainder unitrust of which Mr. Cohen is a co-trustee, and 28,523 Shares subject to options that are currently exercisable. Mr. Cohen disclaims beneficial ownership of all of the Shares referred to in this footnote other than Shares owned by trusts of which Mr. Cohen is a trustee or a co-trustee, Shares owned of record by Mr. Cohen's wife and the Shares subject to options.

(6) Includes 94,710 Shares subject to options that are currently exercisable, and 400 Shares held by Mr. Weller as custodian for his children under the New York Uniform Gifts to Minors Act.

(7) Excludes 143,440 Class A units of limited partnership interests in PREIT Associates, L.P., first redeemable on September 30, 1998 for cash or, at the option of the Trust, for a like number of Shares.

(8) Includes (i) 420 Shares owned by Mr. Korman's spouse, (ii) 87,570 Shares held by a charitable foundation of which Mr. Korman is a co-trustee, and
     (iii) 151,585 Shares held by trusts of which Mr. Korman is a co-trustee. Mr. Korman disclaims beneficial ownership of all but 10,528 of the foregoing Shares.

(9) Includes 450 Shares owned by Mr. Orleans' spouse, 1,000 Shares for which Mr. Orleans is custodian for his children under the Pennsylvania Uniform Gifts to Minors Act, 947 Shares owned by an adult daughter of Mr. Orleans, 360 Shares held by trusts of which Mr. Orleans is co-trustee, 252 Shares owned by a corporation 50% of whose shares are owned by Mr. Orleans and the remaining 50% of whose shares are owned by Sylvan M. Cohen, Chairman of the Board of Trustees of the Trust and 3,000 Shares subject to options that are currently exercisable. Mr. Orleans disclaims beneficial ownership of the Shares owned by Mr. Orleans' wife and certain Shares for which he serves as custodian under the Pennsylvania Uniform Gifts to Minors Act.

(10) Excludes 13,606 Class A units of limited partnership interests in PREIT Associates, L.P., redeemable first on September 30, 1998 for cash or, at the option of the Trust, for a like number of Shares.

(11) Includes 21,431 Shares subject to options that are currently exercisable and 500 Shares that are held by Mr. Linn as custodian for his son under the Pennsylvania Uniform Gifts to Minors Act.

(12) Includes 20,331 Shares subject to options that are currently exercisable.

(13) Includes 178,995 Shares subject to options that are currently exercisable. In certain instances, two Trustees beneficially own the same Shares because they share voting or investment power over such Shares. Such Shares have been counted only once in this total.

                                PROPOSAL NO. 2:

                 AMENDMENT NO. 1 TO THE 1990 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE TRUSTEES

     The Trust's 1990 Stock Option Plan for Non-Employee Trustees (the "Trustee Plan") was approved in its original form by the Trustees on September 17, 1990 and by the Shareholders on December 19, 1990. As originally approved, the 1990 Stock Option Plan authorized the granting of non-qualified stock options to purchase up to an aggregate of 100,000 of the Trust's Shares to Trustees of the Trust who were not employees of the Trust or any affiliate of the Trust. Under the Trustee Plan as approved in its original form, options to purchase 1,000 Shares are granted automatically to each non-employee Trustee on the last trading day in January of each of the years 1991 through 1997. Options to purchase 52,750 Shares remain available under the Trustee Plan.

     By unanimous written consent dated October 7, 1997, the Trustees adopted, subject to approval by the Shareholders at the Annual Meeting, an amendment to the Trustee Plan (the "1997 Amendments"). The 1997 Amendments approved by the
Trustees:

   o Grant the Committee of the Board of Trustees that is authorized to interpret and administer the Trustee Plan (the "Committee") the power to revise previously granted options held by a Trustee who is terminating his or her service on the Board of Trustees to extend the expiration date of all or any portion of any outstanding options held by such Trustee, and to accelerate the vesting of all or any portion of such options; and

   o Extend the period in which options shall be automatically granted on an annual basis under the Trustee Plan through the last trading day of January, 2004.

     Mr. Jack Farber and Mr. Robert Freedman resigned as Trustees of the Trust in August, 1997 and September, 1997, respectively, after an aggregate of 35 years of service in that position. Under the Trustee Plan, without giving effect to the proposed 1997 Amendments, only options that were vested on the dates of their respective resignations would be exercisable and such options would expire three months after such resignations, or on their stated expiration dates, whichever occurs first. At Mr. Farber's resignation in August, 1997, he had 8,000 unexpired, unexercised options under the Trustee Plan, 5,500 of which were exercisable. Mr. Farber exercised 5,500 such options at the time of his resignation, leaving him with 2,500, none of which had vested. At Mr. Freedman's resignation in September, 1997, he had 8,000 unexpired, unexercised options under the Trustee Plan, 5,500 of which were exercisable. In recognition of their service to the Trust, the options previously granted to Messrs. Farber and Freedman have been amended by the Trust, subject to approval by the Shareholders of the 1997 Amendments, in order to extend the exercise dates (to November 22, 1999 in the case of Mr. Farber and December 31, 1999 in the case of Mr. Freedman) and accelerate the vesting of such options. The Trust has accrued an expense of $50,000 in respect of extending the options of Messrs. Farber and Freedman. If the 1997 Amendments are approved, the amendments to the remaining options of Messrs. Farber and Freedman will automatically take effect.

     Set forth below is a general description of the Trustee Plan, as amended to give effect to the 1997 Amendments. Such description is qualified in its entirety by reference to the Trustee Plan, reflecting the 1997 Amendments, which is attached hereto as Appendix A. For a description of the federal income taxes associated with the Trustee Plan, see "Federal Income Tax Consequences" below.


Shares Subject to the Trustee Plan

     Under the Trustee Plan, non-qualified stock options ("NQSO's") to purchase up to an aggregate of 100,000 of the Trust's Shares may be issued by the Trust to Trustees of the Trust who are not employees of the Trust or any affiliate of the Trust, subject to adjustments to reflect any stock splits, stock dividends, share combinations or similar changes in the Trust. Shares issuable under the Trustee Plan may be authorized but unissued shares or reacquired shares, and the Trust may purchase shares for this purpose.


Administration

     The Trustee Plan will continue to be administered by the Committee, which consists of Trustees who are not eligible to participate in the Trustee Plan. The Committee members will have full authority, subject to the terms of the Trustee Plan, to administer the Trustee Plan.

Amendment and Duration of the Trustee Plan

     Except to the extent limited by the Trustee Plan, the Board of Trustees of the Trust will continue to have the power, without the consent of the Shareholders, to discontinue, amend or revise the terms of the Trustee Plan. The Trustee Plan provides that, without the approval of the Shareholders, no amendment or revision shall change the selection or eligibility of Trustees to receive options under the Trustee Plan, the number of shares subject to any such options or the Plan, the purchase price thereunder, or materially increase the benefits accruing to participants under the Trustee Plan.

     No options may be granted after options are granted automatically on the last trading day of January, 2004, but options outstanding at that time will remain exercisable in accordance with their terms.


Terms and Conditions of Stock Options

     Non-qualified stock options may be granted under the Trustee Plan for terms of not more than ten years at an exercise price per share equal to 100% of the fair market value of the Shares underlying the options on the date of the grant of the option. Each option granted under the Trustee Plan will become exercisable and mature in four equal installments, commencing on the first anniversary of the date of the grant and annually thereafter. Generally, each option under the Trustee Plan expires ten years from the date of the grant. Pursuant to the 1997 Amendments, the Committee may, in its discretion, revise previously granted options held by a Trustee who is terminating his or her service on the Board to extend the exercise period and accelerate the vesting of such options. Options granted under the Trustee Plan may be exercised only upon payment to the Trust of the full exercise price in cash or by check at the time of exercise. Options are not assignable or transferrable by any optionee other than by will or by laws of descent and distribution.


Stock Option Agreements

     The Trustee Plan requires that optionees enter into written agreements with the Trust which incorporate the terms and conditions of the options as set forth in the Trustee Plan.


Adjustments Upon Mergers and Other Events

     In the event the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of securities of the Trust or of another trust or corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split or otherwise), then there shall be substituted for or added to each Share previously underlying options granted under the Trustee Plan the number or kind of Shares or other securities into which each outstanding Share was changed or for which such Share was exchanged. In addition, the Board of Trustees has the power to make appropriate amendments to the price and other terms of such options as the Board may deem to be equitable. Notwithstanding the foregoing, the Board of Trustees has the power, in the event a merger or consolidation of the Trust or other specified events, to accelerate the vesting and termination of outstanding options, require forfeiture of all options upon payment of certain amounts, or to make such other amendments to such options as the Board of Trustees deems equitable.


Other Considerations

     The Trustee Plan is not qualified under Section 401(a) of the Code and, based upon current law and published interpretations, the Trust believes that the Trustee Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     At August 31, 1997, options in respect of 47,250 Shares had been granted under the Trustee Plan, 9,000 of which have been exercised. If the 1997 Amendments are approved by the Shareholders, options to purchase 1,000 Shares shall be granted automatically to each eligible Trustee on the last trading day of in each January through 2004.


Required Vote

     The affirmative vote of the holders of a majority of the Shares present in person or by proxy and casting a vote on this Proposal will be necessary to approve adoption of the 1997 Amendments to the 1990 Stock Option Plan for Non-Employee Trustees. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast.

Board Recommendation

     The Board of Trustees recommends that Shareholders vote FOR approval of the 1997 Amendments to the 1990 Stock Option Plan for Non-Employee Trustees.


                        FEDERAL INCOME TAX CONSEQUENCES

     Based upon the advice of counsel, the Trust believes that the normal operation of the Trustee Plan should generally have, under the Code and regulations and rulings thereunder, all as in effect on October 31, 1997, the principal federal income tax consequences described below. It should be noted that the consequences described below do not take into account any changes to the Code with the regulations thereunder which may occur after October 31, 1997.

     (1) The optionee will not recognize taxable income and the Trust will not be entitled to a deduction upon the grant of an NQSO.

     (2) Generally, the optionee will recognize ordinary income at the time of the exercise of the NQSO, in an amount equal to the excess of the fair market value of the Shares at the time of such exercise over the exercise price.

     (3) The Trust will be entitled to a deduction to the extent of the ordinary income recognized by the optionee in accordance with the rules of
Section 83 of the Code (and Section 162(m), to the extent applicable) and the regulations thereunder.

     (4) Gain or loss recognized by the recipient upon a subsequent disposition of such Shares will be short-, mid-, long-term capital gain or loss, if such Shares are otherwise capital assets in the hands of the recipient.

                            ADDITIONAL INFORMATION


Summary Compensation Table

     The following table sets forth certain information concerning the compensation paid by the Trust during the fiscal years ended August 31, 1997, 1996 and 1995 to the Trust's Chief Executive Officer and the four other most highly compensated executive officers of the Trust.



                                                                                           Long Term
                                                                                          Compensation
                                                    Annual Compensation                     Awards
                                     -------------------------------------------------   -------------
                                                                                                           All Other
   Name and Principal                                                 Other Annual                        Compensation
        Position             Year     Salary ($)     Bonus ($)     Compensation($)(1)     Options (#)       ($) (2)
-------------------------   ------   ------------   -----------   --------------------   -------------   -------------
Sylvan M. Cohen              1997      $345,000            0                  0                  0          $ 9,070
 Chairman and Chief          1996       342,333            0                  0                  0            9,070
 Executive Officer           1995       333,000            0                  0             20,000            9,070
 and Trustee

Jonathan B. Weller           1997      $301,731       50,000            $22,414             20,000           25,871
 President and Chief         1996       297,212            0              7,182             20,000           25,608
 Operating Officer and       1995       281,539            0             37,463             35,000           32,408
 Trustee

Robert G. Rogers             1997      $193,365            0             33,414                  0                0
 Executive Vice              1996       191,923            0              7,182              5,000           69,654
 President and               1995       183,269            0                  0             10,000           72,499
 Trustee(3)

Jeffrey A. Linn              1997      $134,375       20,000             33,835             10,000           14,042
 Senior Vice President-      1996       130,797            0              5,163             10,000           14,114
 Acquisitions and            1995       116,346            0                  0             15,000           18,021
 Secretary

Dante J. Massimini           1997      $128,365        5,000             39,204              5,000           60,661
 Senior Vice President-      1996       125,673            0              5,174              5,000           59,897
 Finance and                 1995       116,538            0                  0             10,000           54,706
 Treasurer

------------
(1) Amounts shown in Fiscal 1997 represent (a) discretionary contributions by the Trust to the accounts of Messrs. Weller, Rogers, Linn and Massimini, in the Company's 401(k) retirement plan in the amounts of $7,164, $7,164, $6,010 and $5,704, respectively, and (b) paid accrued vacation salary of $15,250, $26,250, $27,825 and $33,500, respectively. Amounts shown in
    Fiscal 1996 represent discretionary contributions by the Trust to the accounts of the named executive officers in the Company's 401(k) retirement plan. Amounts shown for Fiscal 1995 for Mr. Weller include $14,352 for relocation expenses, $12,378 for reimbursement for taxes resulting from payment of living expenses on behalf of Mr. Weller in 1994 and $10,733 in respect of a leased automobile.

(2) All amounts for Mr. Cohen represent annual premium payments on life insurance provided under Mr. Cohen's employment agreement. Amounts for Mr. Weller include $9,750 of annual premium payments on life insurance provided under Mr. Weller's employment agreement. All other amounts represent anticipated contributions by the Trust with respect to Fiscal 1997 and actual contributions for Fiscal 1996 and Fiscal 1995 under the Supplemental Retirement Plan approved during Fiscal 1995 in which Messrs. Weller, Rogers, Massimini and Linn are participants.

(3) Mr. Rogers resigned from the Board of Trustees in August 1997 and will retire from his position as Executive Vice President of the Trust effective December 31, 1997.

Employment Agreements

     The Trust entered into an Employment Agreement with Mr. Cohen on July 16, 1982, which was amended and restated on March 14, 1985 and further amended as of January 1, 1990 and September 29, 1997. The Employment Agreement provides that Mr. Cohen is to serve as Chairman of the Board of Trustees of the Trust and Chairman of the Property Committee of the Board of Trustees. Pursuant to the 1997 amendment, the employment term shall continue until December 31, 2000, with automatic calendar year renewals thereafter that will continue until written notice of termination is delivered by either Mr. Cohen or the Trust at least 180 days prior to the end of the then current term. The current annual base compensation is $345,000, and the agreement provides that base compensation cannot be unilaterally decreased by the Trust. Mr. Cohen was not a participant in the Trust's defined benefit pension plan, which was terminated during Fiscal 1995, nor is he a participant in the non-qualified retirement plan which was established during Fiscal 1995 and in which the other executive officers of the Trust named in the Summary Compensation Table are participants. Following the termination of Mr. Cohen's employment for any reason (including expiration of the term) other than termination for specified cause, the Trust is required to make payments to Mr. Cohen and, in the event his wife survives him, to Mr. Cohen's widow. Post-termination payments to Mr. Cohen are to continue for the balance of his lifetime at a rate equal to, subject to an annual cost-of-living adjustment, 50% of the rate of Mr. Cohen's highest annual basic compensation during his employment with the Trust. If Mr. Cohen is survived by his wife, the Trust is to pay her for the balance of her lifetime at a rate equal to, subject to an annual cost-of-living adjustment, (i) 25% of the rate of Mr. Cohen's highest annual basic compensation during Mr. Cohen's employment with the Trust or (ii) if higher than the rate specified in subclause (i), 50% of the rate of the adjusted payments to which Mr. Cohen shall have been entitled at the time of his death. During fiscal 1996, the Trust was not required to accrue on its financial statements any additional amount in respect of the aforementioned post-termination payments. As of the end of fiscal 1996, such accrual equals approximately $900,000. The Employment Agreement also requires the Trust to maintain $150,000 of life insurance coverage on Mr. Cohen's life, payable to beneficiaries designated by Mr. Cohen.


     The Trust entered into an Employment Agreement with Mr. Weller on December 14, 1993. The Employment Agreement provides that Mr. Weller is to serve as President and Chief Operating Officer of the Trust with responsibility for the day-to-day management of the Trust. The employment term, which began on January 31, 1994, is three years, a period that is automatically extended, as of January 31, 1996 and each January 31 thereafter, for a new three year term beginning on such January 31 unless the Trust gives Mr. Weller written notice at least 60 days prior to January 31 in a year that the term is not to be extended as of such January 31. The agreement further provides for an initial annual base salary of $275,000 and provides that if the annual salary is increased, such increased annual salary thereafter constitutes the annual base salary for purposes of the agreement. Mr. Weller's annual base salary under the agreement currently is $305,000. In accordance with the Employment Agreement, on December 14, 1993, the Trust granted Mr. Weller non-qualified stock options to purchase 100,000 Shares of the Trust at an exercise price equal to the fair market value of the Shares on such date. See "ADDITIONAL INFORMATION -- Stock Option Plans" below. The Trust is required to provide certain employee benefits to Mr. Weller, including $1,500,000 of life insurance. Mr. Weller was required to invest a minimum of $250,000 in Shares of the Trust. Upon a termination of employment by Mr. Weller for specified good reason (including delivery by the Trust of written notice that the term of the agreement is not to be renewed for a new three-year period) or by the Trust other than for cause, disability or death, Mr. Weller is entitled to receive a lump-sum cash payment equal to the sum of any unpaid annual base salary through the date of termination and the amount of annual base salary that would have been paid during the remaining term of employment, discounted on a present value basis. The Employment Agreement provides that all options to purchase Shares granted to Mr. Weller vest and become immediately exercisable upon a change of control of the Trust or upon a termination of employment by the Trust without cause or by Mr. Weller for good reason or upon Mr. Weller's death or disability. The Employment Agreement provides that, in the event any payments to Mr. Weller result in the imposition on Mr. Weller of an excise tax under Section 4999 of the Internal Revenue Code, the Trust shall pay Mr. Weller an additional amount sufficient to reimburse him for such excise tax.

     Mr. Rogers' employment agreement with the Trust was terminated on September 30, 1997. Pursuant to an Employment Extension and Separation Agreement, dated October 3, 1997, by and between Mr. Rogers and the Trust (a) Mr. Rogers' employment has been extended through December 31, 1997 at his current rate of compensation, and (b) from January 1, 1998 through March 31, 1998, Mr. Rogers will make himself available to the

Trust up to three days a month for business consulting (any number over three days a month will be compensated at a specified additional rate). The agreement also provides, among other things, for (i) a $50,000 payment to Mr. Rogers on January 2, 1998, (ii) a $25,000 payment to Mr. Rogers on or before each of December 26, 1998 and 1999, (iii) medical insurance reimbursements for Mr. Rogers and his spouse for the remainder of their natural lives, and (iv) the immediate vesting of all Trust options held by him and the extension of the exercise date of the same to June 30, 2000. The Trust has accrued $250,000 in respect of the cost of extending Mr. Rogers' options.

     The Trust has an employment agreement with Mr. Linn, who serves as Senior Vice President -- Acquisitions and Secretary of the Trust. The agreement has an initial term expiring December 31, 1999 with automatic one-year renewals unless either party gives the other not less than 180 days notice prior to the expiration of the then current term. The agreement provides that the annual base compensation shall be $136,500 per year and that such amount may be increased (but not decreased) by the Board of Trustees.

     The Trust has an employment agreement with Mr. Massimini, who serves as Senior Vice President-Finance and Treasurer. The agreement has a term expiring September 30, 1998, with automatic one-year renewals thereafter until written notice of termination is delivered at least 180 days prior to the expiration of the then-current term.


Stock Option Tables

     The following table sets forth certain information with respect to options to purchase Shares granted to certain executive officers named in the Summary Compensation Table during the fiscal year ended August 31, 1997. Mr. Cohen was not granted options in the fiscal year ended August 31, 1997.


                        Options Granted in Fiscal 1997



                                            Individual Grants
                       ------------------------------------------------------------    Potential Realizable
                                                                                         Value at Assumed
                                          % of Total                                  Annual Rates of Stock
                                            Options                                   Price Appreciation for
                          Options         Granted to      Exercise                         Option Term (1)
                          Granted        Employees in       Price       Expiration    ----------------------
        Name                (#)          Fiscal Year      Per Share        Date           5%          10%
--------------------   --------------   --------------   -----------   ------------   ----------   ---------
Jonathan B. Weller        20,000(2)          44.4%         $22.75        12/06/06     $324,673     $822,785
Jeffrey A. Linn           10,000(3)          22.2%         $22.75        12/06/06     $162,337     $411,393
Dante J. Massimini         5,000(4)          11.1%         $22.75        12/06/06     $ 81,168     $205,696

------------
(1) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the end of the option term. These gains are based on assumed rates of share appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed annual rates of share appreciation are specified by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the Trust's share price.

(2) Becomes exercisable in four equal and consecutive annual installments of 5,000 shares each, commencing on January 1, 1998.

(3) Becomes exercisable in four equal and consecutive annual installments of 2,500 shares each, commencing on January 1, 1998.

(4) Becomes exercisable in four successive annual installments of 1,125 shares each, commencing January 1, 1998.

     The following table sets forth certain information as to the exercise of options to purchase Shares during the fiscal year ended August 31, 1997 by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

        Aggregate Option Exercises in Fiscal Year Ended August 31, 1997
                       and August 31, 1997 Option Values



                                                                                                      Value of
                                                                     Number of                       Unexercised
                                                                    Unexercised                      In-the-Money
                                 Shares                              Options at                       Options at
                                Acquired                          August 31, 1997                 August 31, 1997(1)
                                   on         Value      -------------------------------   ------------------------------
            Name                Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------------   ----------   ----------   -------------   ---------------   -------------   --------------
Sylvan M. Cohen    .........       --           --          28,768           56,232          $135,119         $244,611
Jonathan B. Weller    ......       --           --          94,710           80,290           231,219          331,056
Robert G. Rogers(2)   ......       --           --          32,046           19,954           210,576           84,732
Dante J. Massimini    ......       --           --          20,331           24,044            95,735          116,905
Jeffrey A. Linn    .........       --           --          21,431           34,819           103,663          170,818

------------
(1) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. All of the options held by the named executive officers were in-the-money except for options granted in December 1993. Dollar amounts shown represent the difference between the option exercise price and the fair market value of the Shares at August 31, 1997. The closing price of the Shares on August 31, 1997 was $25.813 per Share.

(2) Pursuant to the Employment Extension and Separation Agreement, dated October 3, 1997, by and between the Trust and Mr. Rogers, all options granted to Mr. Rogers have become vested and are immediately exercisable as of October 3, 1997.

Stock Option Plans

     Pursuant to the Trust's 1990 Incentive and Non-Qualified Stock Option Plan (the "Employee Plan"), incentive stock options designed to qualify under
Section 422A of the Internal Revenue Code and non-qualified stock options to purchase up to an aggregate of 400,000 of the Trust's Shares may be issued by the Trust to officers and key employees of the Trust. The Employee Plan is administered by a committee of the Board, currently the Executive Compensation and Human Resources Committee, which has authority to determine the persons to whom options will be granted, the number of option shares, the exercise price, the date of grant, and the term of options granted under the Employee Plan. The Employee Plan requires that the exercise price not be less than 100% of the fair market value of the Shares on the date of grant.

     The Company also has a 1990 Stock Option Plan for Non-Employee Trustees (the "Trustee Plan") which is described above under proposal number 2.

     In connection with the TRO Transaction (as hereinafter defined), the Trust adopted the 1997 Stock Option Plan (the "1997 Plan"). Pursuant to the 1997 Plan, incentive stock options designed to qualify under Section 422A of the Internal Revenue Code and non-qualified stock options to purchase up to an aggregate of 560,000 of the Trust's Shares may be granted by the Trust to key employees of the Trust and PREIT-RUBIN, Inc. The 1997 Plan is administered by the Executive Compensation and Human Resources Committee, which has authority to determine the persons to whom options will be granted, the number of option shares, the exercise price, the date of grant, and the term of options granted under the Employee Plan. The 1997 Plan requires that the exercise price not be less than the fair market value of the Shares on the grant date. As of October 31, 1997, options to purchase up to 455,000 Shares have been granted under the 1997 Plan, all at an exercise price of $25.41 per share, none of which are vested. Of such amounts, options on 150,000 shares, 75,000 shares and 50,000 shares were granted to Messrs. Ronald Rubin, George Rubin and Edward Glickman, respectively.

     In accordance with the terms of Mr. Weller's Employment Agreement with the Trust, the Trust adopted the 1993 Jonathan B. Weller Non Qualified Stock Option Plan (the "Weller Plan"). Under the Weller Plan, on December 14, 1993 the Trust granted Mr. Weller options to purchase 100,000 Shares at an exercise price equal to the fair market value of the Shares on such date. Such options have a term of ten years and become exercisable in four equal annual installments of 25,000 Shares each, commencing on the first anniversary of the grant date, subject to earlier exercisability under certain specified circumstances.

Other Benefit Plans

     Section 401(k) Plan. The Trust maintains a 401(k) profit sharing and retirement savings plan in which substantially all of the officers and employees are eligible to participate.

     Supplemental Retirement Plan. The Trust maintains a Supplemental Retirement Plan in which the executive officers named in the Summary Compensation Table other than Mr. Cohen are participants. Under the Supplemental Retirement Plan, the Trust is required to make defined contributions to the plan annually in amounts equal to amounts that would have been required to be contributed under the Trust's defined benefit pension plan, which was terminated in fiscal 1995, in order to fund the targeted retirement benefit (after taking into account amounts distributed under the terminated defined benefit pension plan, together with an assumed rate of return thereon). The Trust has recorded $92,000, $160,000 and $168,000 of contributions due under the provisions of this plan for years ended August 31, 1997, 1996 and 1995, respectively.

     PREIT-RUBIN Stock Bonus Plan. PREIT-RUBIN, Inc. has established a stock bonus plan for all of its employees who have completed at least one year of service as of the effective date of the plan (September 30, 1997). The plan is expected to be qualified for favorable tax treatment under section 401(a) of the Internal Revenue Code and all of the outstanding voting common shares of TRO are held by the trust established under the plan.

     PREIT-RUBIN contributed all of its voting common shares to the plan for the plan year ending December 31, 1997. The shares will be allocated to the plan accounts of the eligible employees as of December 31, 1997, pro rata, based on their covered compensation for 1997. The shares held by the plan will be appraised as of the effective date, and as of each December 31 thereafter. The value of an employee's account under the plan will be payable to the employee upon termination of service. Since PREIT-RUBIN's Articles of Incorporation restrict ownership of all of the outstanding voting common shares of PREIT-RUBIN to PREIT-RUBIN employees or to a tax-qualified plan for the benefit of employees, benefits to terminated employees will be paid only in cash.

     Voting on major corporate transactions (including mergers, recapitalizations, liquidations, and similar transactions) will be passed through by the plan trustee, CoreStates Bank, N.A., to the plan's participants. Voting by the plan trustee on other matters will be directed by majority vote of the PREIT-RUBIN Stock Bonus Plan Committee, who are appointed by the Board of Directors of PREIT-RUBIN.

     Incentive Bonus Plan. The Trust and PREIT-RUBIN have established an incentive bonus plan, effective January 1, 1998, for certain officers and key employees of the Trust and PREIT-RUBIN. The plan is a nonqualified, unfunded plan with bonuses to be paid from the general assets of the Trust.

     The Executive Compensation and Human Resources Committee (the "Committee") of the Board of Trustees of the Trust administers the plan. The Committee has designated those officers and key employees who are eligible to receive a bonus under the plan, and each of the individuals who entered into employment agreements in connection with the TRO Transaction (as herein defined) have been included as eligible to participate in the plan. A bonus pool has been created equal to a graduated percentage of "Adjusted Funds Available for Distribution," which is generally defined as funds from operations less the sum of all obligations of the Trust, including annual capital expenditures, reserves for capital expenditures, distributions by the Trust and its operating partnership and working capital reserves. One-half of the pool will be paid to the participants based on set individual percentages. All or a portion of the remainder of the pool may be awarded by senior management (in its discretion, but subject to the approval of the Committee) to any of the participants in the plan and/or to any other employees of the Trust or PREIT-RUBIN who achieved the goals and objectives stated in the Trust's business plan. The plan provides that in no event will incentive compensation paid under the plan exceed $1,500,000 in any plan year.

     Bonuses will be paid in single-sum cash payments within a reasonable time after the Trust's fiscal year-end financial statements are approved. Except as provided in a participant's employment agreement, only participants who are employed by the Trust or PREIT-RUBIN on December 31 of each plan year will be eligible to receive payments under the plan (unless the participant was no longer an employee due to a reorganization, or because he retired on or after age 65, became disabled, or died).

Transactions with Management

     On September 30, 1997, the Trust consummated, a transaction (the "TRO Transaction") in which the Trust, inter alia, (i) formed a Delaware limited partnership (the "Operating Partnership"), of which the Trust is the general partner and a business trust wholly-owned by the Trust is an initial limited partner, (ii) transferred to the

Operating Partnership its interests in its real property assets, or the economic benefits thereof, in exchange for the issuance to the Trust's business trust subsidiary of Class A units of limited partner interest in the Operating Partnership ("OP Units" or "Class A OP Units") and to the Trust of a general partner interest in the Operating Partnership, (iii) caused the Operating Partnership to acquire all of the issued and outstanding non-voting common shares of The Rubin Organization, Inc. (renamed, "PREIT-RUBIN, Inc.") ("TRO"), representing 95% of the total equity of TRO, in exchange for 200,000 Class A OP Units and a contingent obligation to issue up to 800,000 additional Class A OP Units over a five year period based on the levels of the Trust's funds from operations ("FFO") per share during such period, (iv) caused the Operating Partnership to acquire, or to become obligated to acquire, in exchange for additional Class A OP Units, the interests of certain affiliates of TRO, including Ronald and George Rubin, and Edward Glickman, currently Chief Financial Officer of the Trust, and entities in which they own interests ("TRO Affiliates"), or their rights or obligations to acquire interests, in three existing shopping centers, or portions thereof (the "Existing Properties"), and in two shopping centers currently under construction (the "Development Properties"), (v) caused the Operating Partnership to acquire the pre-development rights, subject to the obligations of certain TRO Affiliates, in certain additional proposed shopping centers (the "Predevelopment Properties") in exchange for (A) additional Class A OP Units computed based upon one-half of the net profit to the Operating Partnership at completion of such project determined as set forth in the relevant documents, and (B) the reimbursement by the Operating Partnership of certain of TRO's pre-closing expenses relating to such properties, (vi) implemented, directly or indirectly, employment agreements with ten members of TRO management, including Ronald Rubin, who became the Chief Executive Officer of the Trust and George F. Rubin who continued as President of TRO, and (vii) elected three designees of TRO, Ronald Rubin, George F. Rubin and Rosemarie B. Greco, as trustees of the Trust. Ronald Rubin's employment agreement is for an initial term of five (5) years and provides for annual base compensation of not less than $345,000 per annum. The employment agreements of Messrs. George F. Rubin and Edward Glickman are for initial terms of two years and provide for base compensation of $250,000 per annum and $230,000 per annum, respectively.

     The OP Units referred to above are redeemable by the Operating Partnership, at the option of the holder, beginning one year following the dates of their respective issuance for an amount per Unit equal to the average closing price of a Share on the twenty trading days immediately prior to the date notice of redemption is received by the Trust in its capacity as general partner of the Operating Partnership. The Trust has the right to acquire any OP Units tendered for redemption for (i) cash, or (ii) Shares, on the basis of one Share for each OP Unit (subject to adjustments for share splits and other capital changes). Redeeming holders of OP Units who receive Shares from the Trust will have certain rights to cause the Trust to register such Shares for resale under the federal securities laws. Ronald Rubin, George F. Rubin and Edward Glickman, who currently serve as Chief Executive Officer of the Trust, President of PREIT-RUBIN, Inc., and Chief Financial Officer of the Trust, respectively, as a result of the TRO Transaction, will each be prohibited from reselling more than one-half of the Shares to which he would be entitled upon redemption of Class A Units held by them during the five year period following the completion of the TRO Transaction if he continues to hold executive positions with the Trust or TRO during such period.

     In the TRO Transaction, in exchange for their direct and indirect interests in TRO and certain affiliated entities, (i) Ronald Rubin, currently Chief Executive Officer of the Trust and a Trustee, received, directly or indirectly, beneficial ownership of 143,440 Class A OP Units, (ii) George F. Rubin, currently the President of TRO and a Trustee, received, directly or indirectly, beneficial ownership of 86,055 Class A OP Units, and (iii) Edward Glickman, currently Chief Financial Officer of the Trust, received, directly or indirectly, beneficial ownership of 13,606 Class A OP Units. All such individuals will also be eligible to receive additional Class A OP Units in respect of contingent payments for their equity in TRO and the payment by the Trust for the Development and Predevelopment Properties in which the Trust acquired interests in the TRO Transaction, all in accordance with the valuation and payment provisions of the applicable agreements. It is anticipated that holders of Class A OP Units will receive distributions at the approximate times, and in the same amounts, as dividends are paid by the Trust to the Shareholders. Generally, each of such Class A OP Units is redeemable for cash, or at the option of the Trust, for one Share. Certain of the Class A OP Units issued in the TRO Transaction are subject to pledges in favor of the Operating Partnership until certain obligations of TRO are satisfied.

     The amount of consideration paid by the Trust and the manner in which it would be paid was approved by a Special Acquisition Committee of the Board of Trustees and by the Board of Trustees. The Board received an opinion from Lehman Brothers that the consideration to be paid was fair from a financial point of view, and the Shareholders of the Trust approved the completion by the Trust of the TRO Transaction at a Special Meeting of Shareholders held on September 29, 1997. The Board of Trustees has established a committee consisting of Leonard I. Korman, Chair, Rosemarie B. Greco and William R. Dimeling for the purpose of addressing and resolving any matters pertaining to the TRO Transaction as they arise on an on-going basis.

     PREIT-RUBIN provides real estate management and other services to entities properties in which Mr. Ronald Rubin and/or other TRO Affiliates have direct or indirect interests.

     During fiscal 1997, the Trust paid or accrued fees and costs to the Philadelphia law firm of Drinker Biddle & Reath LLP, general counsel for the Trust, for legal services rendered to the Trust, its subsidiaries and its affiliates, including partnerships and other ventures in which the Trust is involved. Sylvan M. Cohen, Chairman of the Trust, and Chief Executive Officer of the Trust until September 30, 1997, and Robert Freedman, a Trustee of the Trust until September 1997, are of counsel to such firm.

     Rosemarie B. Greco is the former President and Chief Executive Officer of CoreStates Bank, N.A., and the former President of its parent company, CoreStates Financial Corp. Mr. Leonard I. Korman is a Director of CoreStates Bank, N.A. CoreStates Bank, N.A. has been, and will continue to be, a primary source of financing for the Trust. At November 1, 1997, the Trust was indebted
(i) to CoreStates Bank, N.A. and the other banks in the lending group in the aggregate principal amount of approximately $95.3 million on an existing line of credit in the total amount of $150 million, and (ii) to a two-bank group, of which CoreStates Bank, N.A. is a member, for $33.9 million on an existing $35 million term loan facility. All borrowing arrangements from the Trust from CoreStates Bank, N.A. have been on terms which the Trust believes are at least as favorable to the Trust as would be available from other lending sources.


Board Matters

     The Trust has a standing Audit Committee and a standing Executive Compensation and Human Resources Committee. There is no standing nominating committee.

     The Audit Committee, which is currently comprised of Rosemarie B. Greco, Chair, Lee H. Javitch and Jeffrey P. Orleans, met once during the 1997 fiscal year. The principal duties of the Audit Committee are to recommend independent public accountants for appointment by the Trust; to review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations; and to review with the independent accountants matters relating to the Trust's system of internal controls.

     The Executive Compensation and Human Resources Committee, which is currently comprised of Leonard I. Korman, Chair, William R. Dimeling and Lee H. Javitch, met two times during the 1997 fiscal year. The principal duties of the Executive Compensation and Human Resources Committee are to recommend compensation arrangements for the executive officers of the Trust, and to administer the Trust's 1990 Incentive and Non-Qualified Stock Option Plan.

     In addition to the Executive Compensation and Human Resources Committee and the Audit Committee, the Trust has a standing Property Committee. The Property Committee, which is currently comprised of Sylvan Cohen, Chair, Leonard I. Korman, Jeffrey Orleans, Jonathan Weller (ex officio) and Ronald Rubin (ex officio), met once in the 1997 fiscal year. The principal duties of the Property Committee are to review acquisitions and dispositions of portfolio properties proposed by management and make recommendations thereon to the Board of Trustees.

     The Board of Trustees has constituted a Special Committee, consisting of Leonard I. Korman, Chair, Rosemarie B. Greco and William R. Dimeling, to review on an on-going basis any issues which may arise in the implementation of the TRO Transaction.


     The Board of Trustees established a Special Acquisition Committee during 1996 and 1997 to consult with management on issues relating to the negotiation of the TRO Transaction. The Committee, which consisted of Messrs. Jack Farber, Leonard I. Korman and Jeffrey P. Orleans, met several times during the course of such negotiations. Each member of the Committee received a one-time payment of $10,000 in respect of their service on the Committee.


     In fiscal 1997, the Board of Trustees met five times. Trustees who are not officers of the Trust receive an annual retainer of $7,000 plus $1,250 per Board of Trustees meeting attended and $750 per committee meeting attended. The Trust made one-time cash payments of $25,000 each to Mr. Jack Farber and Mr. Robert Freedman upon their resignations as Trustee in August and September, 1997, respectively, after 26 years and 9 years of service, respectively. All of the trustees attended at least 75% of Board and applicable committee meetings in fiscal 1997.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Trust's executive officers and directors and persons who own more than ten percent of a registered class of the Trust's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Trust with copies of these reports.


     Based on the Trust's review of the copies of the reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Form 3, 4 and 5, the Trust believes that all filings required to be made by the reporting persons for Fiscal 1997 were made on a timely basis.


                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     During fiscal 1997, Sylvan M. Cohen served on the Compensation Committee of FPA Corporation, and the Chairman of the Board and Chief Executive Officer of FPA Corporation, Jeffrey P. Orleans, served as a Trustee of the Trust.


                  REPORT OF EXECUTIVE COMPENSATION AND HUMAN
                 RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

     The Trust's compensation for executive officers is the responsibility of the entire Board of Trustees acting upon the recommendation of the Executive Compensation and Human Resources Committee (the "Committee"). The Committee is also responsible for administering the policies that govern the Trust's 1990 Incentive and Non Qualified Stock Option Plan and the Trust's 1997 Stock Option Plan. The Committee consists of three non-employee Trustees of the Trust.


     It is the Board of Trustees' belief that the Trust's investment goal is to invest in assets that provide the opportunity for cash flow growth and capital appreciation in real terms. Accordingly, the Board of Trustees believes that the Trust's overall performance in any year should be based on the Trust's performance in all aspects of the Trust's business during that year, including development, management, acquisition and capital structure, as well as financial accomplishments.


     The members of the Committee believe that the Trust's success is largely due to the efforts of its employees and, in particular, the leadership exercised by its officers. Therefore the Committee believes it is important to:

   o Adopt compensation programs that enhance the Trust's ability to attract and retain qualified officers while providing the financial motivation necessary to achieve continued high levels of Trust performance.

   o Provide equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Trust's challenges and opportunities as owners rather than only employees.

   o Provide a mix of cash and stock-based compensation programs that are competitive with a select group of real estate investment trusts that the members of the Committee believe are comparable to the Trust.

     Each executive officer's salary, including that of the Chief Executive Officer and that of the Chief Operating Officer, is based upon his employment contract and the competitive market for the executive officer's services, considering the executive's specific responsibilities, experience and overall performance. The Committee reviews each executive officer's salary and adjusts the salary to account for inflation, any change in the executive's responsibilities and any change in the competitive marketplace. The Committee believes that the Trust's overall performance is best measured by the enhancement of long-term shareholder value. The Committee further believes that, as a result of the nature of the Trust's business, funds from operations is a better measurement of the Trust's performance as opposed to its reported net income. This standard has been adopted by the National Association of Real Estate Investment Trusts. The Committee recommends compensation levels of the Trust's executive officers, on an annual basis, to the Board of Trustees. For the fiscal year of the Trust ending August 31, 1997, the Committee also recommended cash bonuses to Messrs. Weller, Linn and Massimini, on account of their special efforts in completing the TRO transaction.

     Effective January 1, 1998, the Committee will administer an Incentive Bonus Plan to reward employees of the Trust and PREIT-RUBIN who contribute to the achievement of pre-established goals.

     The Committee also periodically awards discretionary stock options to executive officers. These awards are based upon the performance of the individual executive, the Trust's financial results and the executive officer's accomplishments in his area of responsibility. The Committee believes that stock option awards are an important element in the Trust's compensation structure as such awards promote alignment of the interests of the employees with the interests of the shareholders.


                    Executive Compensation and Human Resources Committee
                                              Leonard I. Korman, Chairman
                                              William R. Dimeling
                                              Lee H. Javitch

                               PERFORMANCE GRAPH

     The graph below compares the Trust's cumulative shareholder return with the cumulative total return of the S&P 500 and the index of all equity real estate investment trusts excluding health care real estate investment trusts as prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The graph assumes that the value of the investment in each of the three was $100 at August 31, 1992 and that all dividends were reinvested.

                           (August 31, 1992=$100.00)
250 |-------------------------------------------------------------------------|
    |                                                                   @     |
    |                                                                   %     |
225 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
200 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
175 |-------------------------------------------------------------------------|
    |                                                     %                   |
    |                                                                   #     |
150 |---------------------------------------%-------------@-------------------|
    |                                                                         |
    |           %             %             @                                 |
125 --------------------------#-----------------------------------------------|
    |           #             @             #             #                   |
    |           @                                                             |
100 |#%@----------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
 75 |-----------|-------------|-------------|-------------|----------|--------|
    |
  1992        1993          1994          1995          1996       1997

           -----------------------------------------------------------
           # = Trust    %  =  Equity w/o Health Care     @  =  S&P 500
           -----------------------------------------------------------

                          PRINCIPAL SECURITY HOLDERS

     The following table sets forth certain information as of October 1, 1997 concerning beneficial ownership of the Trust's Shares by the only persons shown by Securities and Exchange Commission records or the Trust's records to own beneficially more than 5% of the Trust's Shares:



                                                             Amount and
                                                              Nature of      Percent of
          Title of                  Name and Address         Beneficial      Outstanding
           Class                  of Beneficial Owner         Ownership        Shares
----------------------------   --------------------------   -------------   ------------
Certificates of Beneficial     Sylvan M. Cohen               650,291 (1)        7.5%
 Interest                      455 Pennsylvania Avenue
                               Suite 135
                               Fort Washington, PA 19034

Certificates of Beneficial     Leonard I. Korman             482,663 (2)        5.6%
 Interest                      Two Neshaminy Interplex
                               Trevose, PA 19047

------------
(1) See footnote 5 to table appearing under the heading "ELECTION OF TRUSTEES."


(2) See footnote 8 to table appearing under the heading "ELECTION OF TRUSTEES."



                                 OTHER MATTERS

     The Trust has selected Arthur Andersen LLP to be its principal independent public accountants for the current fiscal year. The accounting firm has been the principal independent public accounting firm for the Trust for more than twenty-five years. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representatives of Arthur Andersen LLP will be given an opportunity to make a statement, if they so desire.

     The management of the Trust knows of no matters other than those stated above to come before the meeting. However, if any other matters should properly come before the meeting, the enclosed proxy confers discretionary authority with respect thereto.


                            SHAREHOLDERS' PROPOSALS

     Under Securities and Exchange Commission rules, certain shareholder proposals may be included in the Trust's proxy statement. Any shareholder desiring to have such a proposal included in the Trust's proxy statement for the Annual Meeting to be held in 1999 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to the Trust's executive offices a reasonable time prior to the date the Trust first mails solicitation material with respect to such meeting.


                                        By Order of the Board of Trustees


                                        Jeffrey A. Linn
                                        Secretary


November 14, 1997

                                  APPENDIX A

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                            1990 STOCK OPTION PLAN
                          FOR NON-EMPLOYEE TRUSTEES*

     1. Purpose. The purpose of this 1990 Stock Option Plan for Non-Employee Trustees (the "Plan") of the Pennsylvania Real Estate Investment Trust (the "Trust") is to increase the ownership interest in the Trust of Non-Employee Trustees whose services are considered essential to the Trust's continued progress and to provide a further incentive to serve as a Trustee of the Trust.


     2. The Plan. The Plan shall consist of options to acquire Shares of Beneficial Interest, par value $1.00 per share, of the Trust (the "Shares").

     3. Administration. The Plan shall be administered by a Committee consisting of Trustees who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules or regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. However, the Committee shall have no discretion with the respect to the eligibility or selection of Trustees to receive options under the Plan, the number of shares subject to any such options or the Plan, or the purchase price thereunder. Further, the Committee shall not have the authority to take any action to make any determination that would materially increase the benefits accruing to Trustees under the Plan except that the Committee may, in its discretion, revise previously granted Options, held by a Trustee who is terminating his or her service on such Board, to extend the exercise date of all or any portion of any outstanding Options held by such Trustee and to accelerate the vesting of all or any portion of such outstanding Options to a schedule in advance of that set forth in clause (iii) of Section 7 hereof. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; providing, however, that the Committee shall have no discretion with respect to the eligibility or selection of Trustees to receive options under the Plan, the number of Shares subject to any such options or the Plan, for the purchase price thereunder, and provided further that the Committee shall not have the authority to take any action to make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Trust, its shareholders and persons granted options under the Plan. The Secretary of the Trust shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

     4. Participation in the Plan. Trustees of the Trust who are not employees of the Trust or any affiliate of the Trust shall be eligible to participate in the Plan ("Eligible Trustees").

     5. Shares Subject to the Plan. Subject to adjustment as provided in
Section 8, an aggregate of One Hundred Thousand (100,000) Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of an option may be made available from unissued Shares not reserved for any other purpose or Shares reacquired by the Trust, including Shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

     6. Non-Statutory Stock Options. All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended.

------------
* Reflects the changes in the Plan proposed to be effected by the 1997 Amendments; language proposed to be added in by the 1997 Amendments is in bold; language proposed to be deleted by the 1997 Amendments is struck through.

     7. Terms, Conditions and Form of Options. Each option granted under this Plan shall be evidenced by a written agreement with the Trust, in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:


       (i) Option Grant Dates. Options to purchase 1,000 Shares (as adjusted pursuant to Section 8) shall be granted automatically to each Eligible Trustee on the last trading day of stock on the national securities exchange upon which the shares are principally traded or if the shares are not listed on a national securities exchange and are traded over-the-counter the date of the last trade as reported by NASDAQ or if not reported by NASDAQ the last trade which was reported as being made in each January through 2004, except that the first grant shall be made on the first such trading day immediately following approval of the Plan by the shareholders at the 1990 Annual Meeting of Shareholders (the "1990 Grant"). Options to purchase 1,000 Shares (as adjusted pursuant to the Section 8) shall be granted automatically to each Eligible Trustee on the last trading day of stock on the American Stock Exchange or other national securities exchange upon which the shares are traded or if the shares are not listed on a national securities exchange and are traded over the counter the date of the last trade as reported by NASDAQ or if not reported by NASDAQ the last trade which was reported as being made in each January through 1997, except that the first grant shall be made on the first such trading day immediately following approval of the Plan by the shareholders at the 1990 Annual Meeting of Shareholders (the "1990 Grant").


     (ii) Purchase Price. The purchase price of Shares upon exercise of an option shall be 100% of the fair market value of the Shares on the date of grant of an option; which shall be: (i) if the Shares are listed on a national securities exchange, the closing price of the Shares on such date; provided, however, if on such date the Shares were traded on more than one national securities exchange, then the closing price on the exchange on which the greatest volume of Shares were traded on such day; (ii) if the Shares are not listed on a national securities exchange and are traded over-the-counter, the last sale price of the Shares on such date as reported by NASDAQ or, if not reported by NASDAQ, the average of the closing bid and asked prices for the Shares on such date; and (iii) if the Shares are neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Committee shall in good faith determine. If the Shares are listed on a national securities exchange or are traded over-the-counter but are not traded on the date of grant, then the price shall be determined by the Committee by applying the principles contained in Proposed Treasury Regulation section 1.422A-2(e) and Treasury Regulation section 20.2031-2 or successor provisions thereto. The fair market value of the Shares shall be determined by, and in accordance with, procedures to be established by the Committee, whose determination shall be final.


     (iii) Exercisability and Term of Options. Each option granted under the Plan will become exercisable and mature in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter except that for the 1990 Grant the first installment shall mature and become exercisable on January 31, 1991, and each subsequent installment of such grant shall mature and become exercisable on the last day of each subsequent January. Each option granted under the Plan shall expire ten years from the date of the grant and shall be subject to earlier termination as hereinafter provided.


     (iv) Termination of Service. In the event of the termination of service on the Board by the holder of any option, other than by reason of total and permanent disability or death as set forth in Paragraph (v) hereof, the then outstanding options of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first.


     (v) Disability or Death. In the event of termination of service by reason of the total and permanent disability of the holder of any option, each of the then outstanding options of such holder will continue to mature and become exercisable in accordance with Paragraph (iii) above, and the holder may exercise the matured installments at any time within five years after such disability, but in no event after the expiration date of the term of the option. In the event of the death of the holder of any option, each of the then outstanding options of such holder will immediately mature in full and become exercisable by the holder's legal representative at any time within a period of five years after death, but in no event after the expiration date of the term of the option. However, if the holder dies within five years following termination of service on the Board by reason of total and permanent disability, such option shall only be exercisable for two years after the holder's death or five years after total and permanent disability, whichever is longer, or until the expiration date of the term of the option, if earlier.


     (vi) Payment. Options may be exercised only upon payment to the Trust in full of the purchase price of the Shares to be delivered. Such payment shall be made only in cash or check at the time of purchase.


8. Adjustment upon Changes in Shares.


       (i) In the event the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Trust or of another trust or corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise), then there shall be substituted for or added to each Share theretofore appropriated or thereafter subject or which may become subject to an option under this Plan, the number and kind of Shares or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged or to which each such Share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares or of any share or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, then, if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.


       (ii) Notwithstanding Section (i) above, the Board shall have the power, in the event of the disposition of all or substantially all of the assets of the Trust, or the dissolution of the Trust, or the merger or consolidation of the Trust with or into any other real estate investment trust, corporation, or the merger or consolidation of any other real estate investment trust or corporation into the Trust, or the making of a tender offer to purchase all or a substantial portion of the Shares of the Trust, to amend all outstanding options (upon such conditions as it shall deem appropriate) to (a) permit the exercise of all such options prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness, or (b) require the forfeiture of all options, provided the Trust pays to the Grantee the excess of the fair market value of the Shares in which the Grantee's rights have not become vested at such date over the purchase price, as provided for in Section 7(ii) hereof, or (c) make such other provisions as the Board shall deem equitable.


     9. Options Non-Assignable and Non-Transferable. Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.


10. Limitations of Rights.


       (i) No Right to Continue as a Trustee. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Trustee has a right to continue as a Trustee for any period of time, or at any particular rate of compensation.


       (ii) No Shareholders' Rights for Optionee. An optionee shall have no rights as a shareholder with respect to the Shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividend distributions or other rights for which the record date is prior to the date such certificate is issued.


     11. Effective Date and duration of Plan. The Plan shall become effective immediately following approval by the shareholders at the 1990 Annual Meeting of shareholders. The period during which option grants shall be made under the Plan shall terminate on the day following the 1997 Annual Meeting of Shareholders (unless the Plan is extended or terminated and an earlier date by shareholders) but such termination shall not affect the terms of any then outstanding options.

     12. Amendment, Suspension or Termination of the Plan. The Board of Trustees may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders, no revision or amendment shall change the selection or eligibility of Trustees to receive options under the Plan, the number of Shares subject to any such options or the Plan, the purchase price thereunder, or materially increase the benefits accruing to participants under the Plan.

     13. Notice. Any written notice to the Trust required by any of the provisions of this Plan shall be addressed to the Secretary of the Trust and shall become effective when it is received.

     14. Use of Proceeds. Proceeds from the sale of Shares pursuant to options granted under the Plan shall constitute general funds of the Trust.

     15. Fractional Shares. No fractional Shares shall be issued pursuant to options granted hereunder, but in lieu thereof, the cash value of such fractions shall be paid.

     16. Expenses of the Plan. All of the expenses of administering the Plan shall be paid by the Trust.

     17. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Trust shall not be obligated to cause to be issued or delivered any certificates for Shares to be delivered pursuant to the exercise of an option unless and until the Trust is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations or governmental authority and the requirements of any exchange upon which Shares are traded. The Trust shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulations or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to insure compliance with such laws, regulations and requirements, such representations as the Committee, in its sole discretion, deems necessary or desirable. Each option shall be subject to the further requirement that if at any time the Board shall determine in its discretion that the listing or qualification of the Shares subject to such option, under any securities exchange or association requirements or under any applicable law, where the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     18. Governing Law. Except to the extent pre-empted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Pennsylvania.



Date of Adoption
By the Board: September 17, 1990



Date of Approval
By the Shareholders: December 19, 1990.

/X/ Please mark your
    votes as in this
    example.







1. Election of                                              WITHHOLD
   Three (3) Class C                  FOR all             AUTHORITY to
   Trustees:                      nominees listed         vote for all
                                  except as marked       nominees listed

                                       [ ]                     [ ]


Nominees: William R. Dimeling, George F. Rubin and Rosemarie B. Greco

(INSTRUCTION: To withhold authority to vote for
              any individual nominee,
              strike a line through
              the nominee's name above.)


2. ADOPTION OF THE 1997 AMENDMENTS TO            VOTE FOR   AGAINST    ABSTAIN
   THE 1990 STOCK OPTION PLAN
   FOR NON-EMPLOYEE TRUSTEES                       [ ]        [ ]        [ ]

3. IN THEIR DISCRETION, THE PROXIES
   ARE AUTHORIZED TO VOTE UPON
   SUCH OTHER BUSINESS AS MAY PROPERLY
   COME BEFORE THE MEETING.


THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 ABOVE AND FOR ADOPTION OF THE 1997 AMENDMENTS TO THE 1990 STOCK OPTION PLAN FOR NON-EMPLOYEE TRUSTEES. You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

Signature_______________________________________ Dated:__________________, 1997
                                                                       ----
Please sign exactly as your name appears hereon. When certificate(s) are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


          This Proxy is Solicited on behalf of the Board of Trustees

     The undersigned, revoking all prior proxies, hereby appoints SYLVAN M. COHEN, LEE H. JAVITCH and WILLIAM R. DIMELING, and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust (the "Shares") held of record by the undersigned at the close of business on November 12, 1997 at the Annual Meeting of Holders of Certificates of Beneficial Interest to be held on Tuesday, December 16, 1997 and at any adjournment thereof.


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               USING THE ENCLOSED ENVELOPE, NO POSTAGE REQUIRED.


                          (continued on reverse side)